UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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MINDBODY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4051 Broad Street, Suite 220

San Luis Obispo, California 93401

(877) 755-4279

To our Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of MINDBODY, Inc. to be held on Wednesday, June 14, 2017 at 9:00 a.m., local time, at our offices located at 651 Tank Farm Road, San Luis Obispo, California 93401.

Details regarding how to attend the annual meeting and the business to be conducted at the annual meeting are more fully described in the accompanying notice of annual meeting of stockholders and proxy statement.

Your vote is important.  Regardless of whether you plan to attend the annual meeting, it is important that your shares be represented and voted at the annual meeting, and we hope you will vote as soon as possible.  You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials, you may also vote by mail by following the instructions on the proxy card or voting instruction card.  Voting over the Internet or by telephone, written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend the annual meeting.

Thank you for your ongoing support of, and continued interest in, MINDBODY.

Sincerely,

Richard Stollmeyer
President, Chief Executive Officer,
and Chairman of the Board

San Luis Obispo, California
April 28, 2017

MINDBODY, INC.

4051 Broad Street, Suite 220

San Luis Obispo, California 93401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m., local time, on Wednesday, June 14, 2017

Place	Our offices located at 651 Tank Farm Road, San Luis Obispo, California 93401

Items of Business	(1) To elect as Class II directors the three nominees named in the accompanying proxy statement to serve until our 2020 annual meeting of stockholders and until their respective successors are duly elected and qualified.

(2) To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

(3) To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	April 18, 2017

Only holders of record of our Class A common stock and Class B common stock as of April 18, 2017 are entitled to notice of and to vote at the annual meeting.

Meeting Admission	You are invited to attend the annual meeting if you are a stockholder of record or a beneficial owner of shares of our Class A common stock and Class B common stock, in each case, as of April 18, 2017. If you are a stockholder of record, you must present valid government-issued photo identification (e.g., driver’s license or passport) for admission to the annual meeting. If you are a beneficial owner of shares of our Class A common stock and Class B common stock, you must provide proof of such ownership as of April 18, 2017 (e.g., your most recent account statement reflecting your stock ownership as of April 18, 2017) and you must present valid government-issued photo identification for admission to the annual meeting.

Availability of Proxy Materials	The Notice Regarding the Internet Availability of Proxy Materials, which contains instructions on how to access the proxy materials and our 2016 annual report, is first being sent or given on or about April 28, 2017 to all stockholders entitled to vote at the annual meeting. The proxy materials and our 2016 annual report can be accessed as of April 28, 2017 at the following Internet address: www.edocumentview.com/MB.

Voting	Your vote is very important. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials, you may also vote by mail by following the instructions on the proxy card or voting instruction card. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers beginning on page 1 of the accompanying proxy statement.

By order of the Board of Directors,

Kimberly G. Lytikainen
Chief Legal Officer and Secretary
San Luis Obispo, California
April 28, 2017

MINDBODY, INC.

PROXY STATEMENT

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

To be held at 9:00 a.m., local time, on Wednesday, June 14, 2017

The information provided in the “Questions and Answers” format below is for your convenience only and is merely a summary of the information contained in this proxy statement.  You should read the entire proxy statement carefully.

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Why am I receiving these materials?

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2017 annual meeting of stockholders of MINDBODY, Inc., a Delaware corporation, and any postponements or adjournments thereof.  The annual meeting will be held on Wednesday, June 14, 2017 at 9:00 a.m., local time, at our offices located at 651 Tank Farm Road, San Luis Obispo, California 93401.

Stockholders are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement.  The Notice Regarding the Internet Availability of Proxy Materials, or the Notice of Internet Availability, which contains instructions on how to access the proxy materials and our 2016 annual report, is first being sent or given on or about April 28, 2017 to all stockholders entitled to notice of and to vote at the annual meeting.  In addition, the proxy materials and our 2016 annual report can be accessed as of April 28, 2017 at the following Internet address:  www.edocumentview.com/MB.

What proposals am I voting on?

You are being asked to vote on two proposals:

•	the election of the three nominees for Class II director named in this proxy statement to hold office until our 2020 annual meeting of stockholders and until their respective successors are duly elected and qualified; and

•	the ratification of the appointment of Deloitte & Touche LLP, or Deloitte & Touche, as our independent registered public accounting firm for our fiscal year ending December 31, 2017.

What if other matters are properly brought before the annual meeting?

As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the annual meeting.  If any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.  If for any reason a Class II director nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by our board of directors.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•	“FOR” each of the three nominees for Class II director named in this proxy statement; and

•	“FOR” the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for our fiscal year ending December 31, 2017.

Who is entitled to vote at the annual meeting?

Holders of either class of our common stock as of the close of business on April 18, 2017, the record date for the annual meeting, are entitled to vote at the annual meeting.  As of the record date, there were (i) 35,027,026 shares of our Class A common stock issued and outstanding and (ii) 5,946,062 shares of our Class B common stock issued and outstanding.  Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited.  Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each matter properly brought before the annual meeting and each share of Class B common stock is entitled to ten votes on each matter properly brought before the annual meeting. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our common stock.

Stockholder of Record: Shares Registered in Your Name.  If, at the close of business on the record date for the annual meeting, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., or Computershare, then you are a stockholder of record.  As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the annual meeting.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee.  If, at the close of business on the record date for the annual meeting, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and voting instructions will be forwarded to you by that organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting.  As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides.  You are also invited to attend the annual meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.

How can I vote my shares?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in one of the following ways:

•	You may vote in person. If you plan to attend the annual meeting, you may vote by delivering your completed proxy card in person or by completing and submitting a ballot, which will be provided at the annual meeting.

•	You may vote by mail. To vote by mail, complete, sign and date the proxy card that accompanies this proxy statement and return it promptly in the postage-prepaid envelope provided (if you received printed proxy materials). Your completed, signed and dated proxy card must be received prior to the annual meeting.

•	You may vote by telephone. To vote over the telephone, call toll-free (800) 652-8683 if calling within the United States, United States territories and Canada, using a touch-tone telephone and follow the recorded instructions (have your Notice of Internet Availability or proxy card in hand when you call). You will be asked to provide the control number from your Notice of Internet Availability or proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 1:00 a.m., Central Time, on June 14, 2017.

•	You may vote via the Internet. To vote via the Internet, go to www.envisionreports.com/MB to complete an electronic proxy card (have your Notice of Internet Availability or proxy card in hand when you visit the website). You will be asked to provide the control number from your Notice of Internet Availability or proxy card. Internet voting is available 24 hours a day, 7 days a week, until 1:00 a.m., Central Time, on June 14, 2017.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee.  You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares.  Beneficial owners of shares should generally be able to vote by returning the voting instruction card to their broker, bank or other nominee, or by telephone or via the Internet.  However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank or other nominee.   As discussed above, if you are a beneficial owner, you may not vote your shares in person at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name.  If you are a stockholder of record, you can change your vote or revoke your proxy by:

•	entering a new vote by telephone or via the Internet (until the applicable deadline for each method as set forth above);

•	returning a later-dated proxy card prior to the annual meeting (which automatically revokes the earlier proxy);

•	providing a written notice of revocation prior to the annual meeting to our corporate secretary at our principal executive offices as follows: MINDBODY, Inc., 4051 Broad Street, Suite 220, San Luis Obispo, California 93401, Attn: Corporate Secretary; or

•	attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee.  If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission, or SEC, we have elected to distribute our proxy materials, including the notice of annual meeting of stockholders, this proxy statement and our 2016 annual report, primarily via the Internet.  As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials.  The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and 2016 annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail.  We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors.  The persons named in the proxy, Richard Stollmeyer, our President and Chief Executive Officer and Chairman, and Brett White, our Chief Financial Officer and Chief Operating Officer, have been designated as proxies for the annual meeting by our board of directors.  When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder on such proxy.  If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above and, if any other matters are properly brought before the annual meeting, the shares will be voted in accordance with the proxies’ judgment.

In addition, Mr. Stollmeyer holds an irrevocable proxy to vote shares of common stock held by certain of our stockholders, as described in the section entitled “Security Ownership.”  Stockholders who have granted such proxy are not entitled to vote such shares at the annual meeting. Mr. Stollmeyer intends to vote such shares in accordance with the recommendations of our board of directors on the proposals as described above, and in accordance with his judgment if any other matters are properly brought before the annual meeting.

How many votes do I have?

Holders of our Class A common stock are entitled to one vote for each share held as of the record date. Holders of our Class B common stock are entitled to ten votes for each share held as of the record date.  Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited.

What is the quorum requirement for the annual meeting?

A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law.  The presence, in person or by proxy, of a majority of the voting power of our stock issued and outstanding and entitled to vote at the annual meeting will constitute a quorum to transact business at the annual meeting.  Abstentions, “WITHHOLD” votes, and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.  If there is no quorum, the chairman of the meeting may adjourn the meeting to another time or place.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee, as applicable, as to how to vote on matters deemed “non-routine” and there is at least one “routine” matter to be voted upon at the annual meeting.  Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares.  If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  In the event that a broker, bank or other nominee votes shares on the “routine” matters, but does not vote shares on the “non-routine” matters, those shares will be treated as broker non-votes with respect to the “non-routine” proposals.  Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

What matters are considered “routine” and “non-routine”?

The ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for our fiscal year ending December 31, 2017 (Proposal No. 2) is considered “routine” under applicable federal securities rules.  The election of Class II directors (Proposal No. 1) is considered “non-routine” under applicable federal securities rules.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal.  If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the annual meeting.  As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote at the annual meeting (e.g., Proposal No. 2).  However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the annual meeting but will not be counted for purposes of determining the number of votes cast on a proposal.  Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on either proposal.

What is the voting requirement to approve each of the proposals?

Proposal No. 1: Election of Class II Directors.  The election of the three nominees as Class II directors requires a plurality of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors.  This means that the three nominees for Class II director receiving the highest number of “FOR” votes will be elected as Class II directors.  You may vote (i) “FOR” for each director nominee or (ii) “WITHHOLD” for each director nominee.  Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will not prevent a director nominee from being elected as a director.

Proposal No. 2: Ratification of Appointment Deloitte & Touche.  The ratification of the appointment of Deloitte & Touche requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote.  You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the annual meeting and will have the same effect as a vote against the proposal.

Who will count the votes?

A representative of our transfer agent, Computershare, will tabulate the votes and act as inspector of elections.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholder of Record: Shares Registered in Your Name.  If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•	“FOR” each of the three nominees for Class II director named in this proxy statement; and

•	“FOR” the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for our fiscal year ending December 31, 2017.

In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee.  Brokers, banks and other nominees holding shares of common stock in “street name” for customers are generally required to vote such shares in the manner directed by their customers.  In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter – Proposal No. 2 (ratification of the appointment of Deloitte & Touche).  Absent direction from you, however, your broker, bank or other nominee will not have the discretion to vote on Proposal No. 1 relating to the election of directors.

How can I contact MINDBODY’s transfer agent?

You may contact our transfer agent, Computershare, by telephone at (877) 575-3100 (toll-free for United States residents) or (781) 575-3100, or by writing Computershare Trust Company, N.A., at P.O. Box 30170, College Station, Texas 77842.  You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.computershare.com/investor.

How can I attend the annual meeting?

Stockholder of Record: Shares Registered in Your Name.  If you were a stockholder of record at the close of business on the record date, you must present valid government-issued photo identification (e.g., driver’s license or passport) for admission to the annual meeting.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee.  If you were a beneficial owner at the close of business on the record date, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares.  You may still attend the annual meeting even if you do not have a legal proxy.  For admission to the annual meeting, you must provide proof of beneficial ownership as of the record date (e.g., your most recent account statement reflecting your stock ownership as of the record date) and you must present valid government-issued photo identification.

Please note that no cameras, recording equipment, large bags, briefcases or packages will be permitted in the annual meeting.

Directions to the annual meeting may be found in the section entitled Other Matters – Directions to Annual Meeting below.

Will the annual meeting be webcast?

We do not expect to webcast the annual meeting.

How are proxies solicited for the annual meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials.  We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials.  Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees.  The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers or employees.  No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.  We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur.  If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting.  We will also disclose voting results on a Current Report on Form 8-K filed with the SEC within four business days after the annual meeting.  If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the annual meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed materials?

If you receive more than one Notice of Internet Availability or more than one set of printed materials, your shares may be registered in more than one name and/or are registered in different accounts.  Please follow the voting instructions on each Notice of Internet Availability or each set of printed materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one paper copy of the proxy materials.  How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy materials and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders.  This procedure reduces our printing and mailing costs.  Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.  Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy materials and annual report, to any stockholder at a shared address to which we delivered a single copy of any of these documents.  To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s notice of Internet availability and/or proxy materials and annual report, as applicable, you may contact us as follows:

MINDBODY, Inc.

Attention: Investor Relations

4051 Broad Street, Suite 220

San Luis Obispo, CA 93401

Tel: (877) 755-4279

Stockholders who hold shares in street name may contact their broker, bank or other nominee to request information about householding.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and from our corporate secretary for ten days prior to the meeting for any purpose germane to the annual meeting, between the hours of 9:00 a.m. and 4:30 p.m., local time, at our corporate headquarters located at 4051 Broad Street, Suite 220, San Luis Obispo, California 93401.

When are stockholder proposals due for next year’s annual meeting?

Please see the section entitled Stockholder Proposal Deadlines for 2018 Annual Meeting in this proxy statement for more information regarding the deadlines for the submission of stockholder proposals for our 2018 annual meeting.

What are the implications of being an “emerging growth company”?

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements.  As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.  In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.  We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (ii) the last day of the first fiscal year in which our annual gross revenue is $1 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our board of directors is currently comprised of eight members.  Seven of the eight directors that comprise our board of directors are “independent directors” within the meaning of such term as set forth in the listing standards of the NASDAQ Stock Market LLC, or NASDAQ. Our board of directors is divided into three staggered classes of directors.  At each annual meeting of stockholders, a class of directors will be elected for a term of three years to succeed the class of directors whose terms are then expiring.

 As we previously disclosed in April 2017, Jeremy Levine notified us of his intention to resign as a Class I director effective as of June 13, 2017, the day prior to our annual meeting. Notwithstanding Mr. Levine’s resignation, the authorized number of directors will remain set at eight directors following our annual meeting. Effective as of June 13, 2017, our board eliminated the Class I director vacancy that will result from Mr. Levine’s resignation and created a new Class II directorship. As discussed in the section below entitled Proposal Number 1 – Election of Class II Directors, our nominating and corporate governance committee has recommended, and our board has approved, the nomination of Court Cunningham for election as a Class II director to fill the vacancy on the board resulting from Mr. Levine’s resignation.

The following table sets forth the names, ages, and certain other information for each of our directors and director nominees.  All information is as of April 18, 2017.

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Court Cunningham	II	48	Director Nominee	—	—	2020
Cipora Herman (1)	II	43	Director	2016	2017	2020
Eric Liaw (1)(2)	II	39	Director	2014	2017	2020
Continuing Directors
Gail Goodman (3)	I	56	Director	2016	2019	—
Adam Miller (3)	I	47	Director	2017	2019	—
Katherine Blair Christie (1)(2)(3)	III	45	Director, Chair of Compensation Committee	2015	2018	—
Graham Smith (1)(3)	III	57	Lead Independent Director, Chair of Audit Committee	2015	2018	—
Richard Stollmeyer	III	51	President, CEO and Chairman	2004	2018	—
Non-Continuing Director
Jeremy Levine (2)	I	43	Director, Chair of Nominating and Corporate Governance Committee	2010	2019	—

(1)	Member of audit committee.
(2)	Member of nominating and corporate governance committee.
(3)	Member of compensation committee.

Nominees for Director

Court Cunningham. Mr. Cunningham is a nominee for director. From April 2007 to June 2016, Mr. Cunningham served as Chief Executive Officer of Yodle, Inc., a provider of online marketing solutions, which was acquired by Web.com Group, Inc., or Web.com, in March 2016. He also served as a director of Yodle until its acquisition by Web.com. Prior to joining Yodle, Mr. Cunningham held the position of Chief Operating Officer at Community Connect, a niche social networking company, from April 2005 to April 2007. Prior to Community Connect, Mr. Cunningham served as Senior Vice President & General Manager of the Marketing Automation group at DoubleClick Inc., an online advertising company. Mr. Cunningham holds a B.A. in English from Princeton University and an M.B.A. from Harvard Business School.

Mr. Cunningham was selected to serve on our board of directors because of his leadership and experience in the software industry, including consumer marketing, product development and business development experience.

Cipora Herman. Ms. Herman has served as a member of our board of directors since October 2016. From October 2012 to April 2016, she served as Chief Financial Officer for the National Football League’s San Francisco 49ers. Prior to joining the 49ers organization, Ms. Herman was the Vice President of Finance and Treasurer at Facebook, Inc., a social media company, where she worked from September 2007 to October 2012. In addition, from June 2003 to September 2007, Ms. Herman served in various finance positions at Yahoo! Inc., a digital media company, including most recently as Vice President of Finance and Treasurer. She holds an A.B. in International Relations, an M.A. in International Development Policy, and an M.B.A., all from Stanford University.

Ms. Herman was selected to serve on our board of directors because of her management, financial and accounting experience at both private and public companies, in the technology and athletic industries.

Eric Liaw. Mr. Liaw has served as a member of our board of directors since February 2014. Since March 2011, Mr. Liaw has served in several roles at Institutional Venture Partners, a venture capital firm, where he currently serves as a General Partner. From August 2003 to January 2011, Mr. Liaw served in several roles at Technology Crossover Ventures, a venture capital firm, including most recently as a Vice President. Mr. Liaw serves on the boards of directors of a number of privately held companies. Mr. Liaw holds a B.A. degree in Economics with a minor in Computer Science and an M.S. degree in Management Science and Engineering from Stanford University.

Mr. Liaw was selected to serve on our board of directors because of his experience in the venture capital industry and as a director of high growth technology companies.

Continuing Directors

Richard Stollmeyer. Mr. Stollmeyer is a founder of MINDBODY and has served as our President and Chief Executive Officer and as Chairman of our board of directors since October 2004. Mr. Stollmeyer holds a B.S. degree in Political Science and Russian Language, with a concentration in International Relations, from the United States Naval Academy.

Mr. Stollmeyer was selected to serve on our board of directors because of the perspective and experience he brings as our President and Chief Executive Officer. As a founder, Mr. Stollmeyer also brings historical knowledge, operational expertise and continuity to our board of directors.

Katherine Blair Christie. Ms. Christie has served as a member of our board of directors since March 2015. Since January 2017, Ms. Christie has served as the Chief Development Officer for Landit, Inc., a talent management platform company. From August 1998 to June 2016, Ms. Christie served in various roles at Cisco Systems, Inc., a networking technology company, including as Senior Vice President from June 2015 to June 2016, as Senior Vice President and Chief Marketing Officer from January 2011 to June 2015, and as Senior Vice President, Global Corporate Communications from January 2008 to January 2011. Ms. Christie currently serves as a strategic advisor to several privately-held companies. Ms. Christie holds a B.S. degree in Marketing and Business Administration and an M.B.A. degree from Drexel University.

Ms. Christie was selected to serve on our board of directors because of her operating and management experience in the technology industry.

Gail Goodman.  Ms. Goodman has served as a member of our board of directors since April 2016.  From April 1999 to February 2016, Ms. Goodman served as President and Chief Executive Officer of Constant Contact, Inc., an online marketing firm acquired by Endurance International Group Holdings, Inc. (EIG) in February 2016.  Ms. Goodman also served as a director of Constant Contact from May 1999, including as chairwoman of the board from November 1999, until February 2016.  Ms. Goodman served as Vice President, Commerce Products Group, of Open Market, Inc., a provider of Internet commerce application software acquired by Future Tense, from 1996 until 1998, and as Vice President, Marketing, of Progress Software Corporation, a developer and provider of application development tools and database software, from 1994 until 1996. Ms. Goodman serves on the board of directors of Shopify, Inc., an e-commerce platform provider. She holds a B.A. from the University of Pennsylvania and an M.B.A. from The Tuck School of Business at Dartmouth College.

Ms. Goodman was selected to serve on our board of directors because of her extensive experience, including in executive leadership roles in both privately and publicly held companies, in the software and marketing industry.

Adam Miller. Mr. Miller has served as a member of our board of directors since February 2017. He has served as President and Chief Executive Officer, and as a member of the Board of Directors, of Cornerstone OnDemand, Inc., or Cornerstone, a cloud-based learning and talent management solutions provider, since May 1999. Prior to founding Cornerstone, Mr. Miller was an investment banker with Schroders plc, a financial services firm. Since its formation, Mr. Miller has served as Chairman of the Cornerstone OnDemand Foundation, which leverages Cornerstone’s expertise, solutions and partner ecosystem to help empower communities. Mr. Miller also writes and speaks extensively about talent management, entrepreneurship and cloud software. Mr. Miller holds a J.D. from the School of Law of the University of California, Los Angeles (UCLA), an M.B.A. from UCLA’s Anderson School of Business, a B.S. from the University of Pennsylvania (Penn) and a B.S. from Penn’s Wharton School of Business. He also earned C.P.A. (inactive) and Series 7 certifications.

Mr. Miller was selected to serve on our board of directors because of his public company leadership experience in the cloud software field, as well as his financial and talent management expertise.

Graham Smith. Mr. Smith has served as a member of our board of directors since January 2015. From December 2007 to June 2015, Mr. Smith served in various leadership roles at salesforce.com, inc., a global cloud computing company, including Chief Financial Officer from March 2008 to August 2014, and Executive Vice President of Finance through June 2015. Mr. Smith currently serves on the board of directors of Splunk Inc., a provider of machine data analytics software, Citrix Systems, Inc., a provider of business mobility software, Xero, Inc., an online accounting software company, and BlackLine, Inc., a provider of software for financial controls and automation.  Mr. Smith holds a B.Sc. degree in Economics and Politics from Bristol University in England and qualified as a member of the Institute of Chartered Accountants in England and Wales.

Mr. Smith was selected to serve on our board of directors because of his financial expertise and extensive experience in the software industry.

Non-Continuing Director

Jeremy Levine. Mr. Levine has served as a member of our board of directors since August 2010. Since January 2007, Mr. Levine has served as a Partner at Bessemer Venture Partners, a venture capital firm he joined in May 2001. Mr. Levine has served on the board of directors of Yelp Inc., a local directory and user review service, since 2005, and Shopify, Inc., an e-commerce platform provider, since 2011, and currently serves on the boards of directors of a number of privately held companies. Mr. Levine holds a B.S. degree in Computer Science from Duke University. Mr. Levine was selected to serve on our board of directors because of his experience in the venture capital industry and as a director of both publicly and privately held technology companies.

Director Independence

As a company listed on the NASDAQ Global Market we are required under the listing rules of NASDAQ, or the NASDAQ listing rules, to maintain a board comprised of a majority of independent directors as determined affirmatively by our board.  In addition, the NASDAQ listing rules require that, subject to specified exceptions, each member of our audit, compensation, and nominating and corporate governance committees be independent.  Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act.  Under the NASDAQ listing rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors determined that none of the following directors and director nominees had any relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director and, thus, that all of the following directors and director nominees are independent under the NASDAQ listing rules: Katherine Blair Christie, Court Cunningham, Gail Goodman, Cipora Herman, Jeremy Levine, Eric Liaw, Adam Miller, and Graham Smith, representing seven of our eight current directors and our new director nominee. In addition, our board of directors determined that Tyler Newton, whose term as a Class I director ended on June 10, 2016, had no relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director and, thus, was independent, during the time of his service. Richard Stollmeyer is not considered an independent director because of his position as our President and Chief Executive Officer. In addition, Robert Murphy, who resigned from our board of directors in August 2016, was not considered an independent director because of his position as an employee of our company.

In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions that may involve them described in the section titled “Related Person Transactions.”

There are no family relationships among any of our directors, director nominees, or executive officers.

Board Leadership Structure and Lead Independent Director

Richard Stollmeyer currently serves as both Chairman of our board of directors and as our President and Chief Executive Officer.  Our board of directors has adopted corporate governance guidelines that provide that one of our independent directors will serve as our lead independent director at any time when our chief executive officer serves as the chairman of our board of directors or if the chairman is not otherwise independent. Because Mr. Stollmeyer is our Chairman and also our President and Chief Executive Officer, our board of directors has appointed a Lead Independent Director to preside over periodic meetings of our independent directors, serve as a liaison between our chairman and our independent directors, and perform such additional duties as our board of directors may otherwise determine and delegate. Graham Smith will continue to serve as Lead Independent Director through the date of the annual meeting. Our board of directors has appointed Gail Goodman to serve as Lead Independent Director effective as of the date of the annual meeting.

As a founder of MINDBODY, Mr. Stollmeyer has extensive knowledge of all aspects of our business, industry and customers, and is best positioned to identify strategic priorities, lead critical discussions and execute our business plans.  We believe that Mr. Stollmeyer’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders.   Moreover, we believe that the combined role is both counterbalanced and enhanced with effective oversight by our independent directors, including the independent leadership provided by our Lead Independent Director.  As a result of our board’s committee system, majority of independent directors, and Lead Independent Director role, our board maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates, and corporate governance programs. Accordingly, we believe that our current leadership structure is appropriate and enhances the board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders.

Role of Board in Risk Oversight Process

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Our management team is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management.  The board believes its current leadership structure, including the Lead Independent Director, majority of independent directors, and independent committees, supports the risk oversight function of the board.

While our board ultimately is responsible for risk oversight, our board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking.  Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of the board and potential conflicts of interest.

Our board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.

Board Meetings and Committees

During our fiscal year ended December 31, 2016, our board of directors held seven meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

Our board of directors has established the following standing committees of the board: audit committee; compensation committee; and nominating and corporate governance committee.  The composition and responsibilities of each of the committees of our board of directors is described below.

Audit Committee

The current members of our audit committee are Messrs. Smith and Liaw, and Mses. Christie and Herman.  Effective as of the date of the annual meeting, the members of our audit committee will be Messrs. Smith and Liaw, and Ms. Herman. Mr. Smith is the chair of the audit committee.  Mr. Newton served on our audit committee until June 10, 2016, when his term as a Class I director expired. Our board of directors has determined that each member of our audit committee (including Mr. Newton during the time of his service in 2016), is an independent director under the current NASDAQ listing rules, satisfies the additional independence criteria for audit committee members and satisfies the requirements for financial literacy under the NASDAQ listing rules and Rule 10A-3 of the Exchange Act.  Our board has also determined that each of Ms. Herman and Mr. Smith qualifies as an audit committee financial expert within the meaning of the applicable rules and regulations of the SEC and satisfies the financial sophistication requirements of the NASDAQ listing rules.

Our audit committee is responsible for, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related party transactions; and

•	approving or, as required, pre-approving, all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.

Our audit committee operates under a written charter approved by our board of directors and that satisfies the applicable rules and regulations of the SEC and the NASDAQ listing rules.  The charter is available on our website at investors.mindbodyonline.com.  Our audit committee held fourteen meetings during 2016.

Compensation Committee

The current members of our compensation committee are Mses. Christie and Goodman, and Messrs. Miller and Smith.  Effective as of the date of the annual meeting, the members of our compensation committee will be Mses. Christie and Goodman, and Mr. Miller. Ms. Christie is the chair of the compensation committee.   Mr. Newton served on our compensation committee until June 10, 2016, when his term as a Class I director expired. Our board of directors has determined that each member of our compensation committee (including Mr. Newton during the time of his service in 2016) is an independent director under the current NASDAQ listing rules, satisfies the additional independence criteria for compensation committee members under Rule 10C-1 and the NASDAQ listing rules, is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Our compensation committee is responsible for, among other things:

•	reviewing, approving and determining, or making recommendations to our board of directors regarding, the compensation of our executive officers;

•	administering our equity compensation plans;

•	reviewing, approving and making recommendations to our board of directors regarding incentive compensation and equity compensation plans; and

•	establishing and reviewing general policies relating to compensation and benefits of our employees.

Our compensation committee operates under a written charter approved by our board of directors and that satisfies the applicable rules and regulations of the SEC and the NASDAQ listing rules.  The charter provides that our compensation committee may delegate its authority to one or more subcommittees or individuals as the compensation committee deems appropriate and in compliance with applicable laws. The charter is available on our website at investors.mindbodyonline.com. Our compensation committee held eight meetings during 2016.

Nominating and Corporate Governance Committee

The current members of our nominating and corporate governance committee are Messrs. Levine and Liaw, and Ms. Christie.  Mr. Levine is the chair of the nominating and corporate governance committee.  Mr. Levine will no longer serve as a member of our board or the nominating and corporate governance committee effective as of June 13, 2017. Effective as of that date, the members of our nominating and corporate governance committee will be Mses. Goodman (Chairperson) and Christie and Mr. Smith. In addition, effective as of the date of our annual meeting, Mr. Cunningham will be a member of our nominating and corporate governance committee, subject to his election to our board by our stockholders at the annual meeting. Our board of directors has determined that each such member of our nominating and corporate governance committee is independent under the NASDAQ listing rules.

Our nominating and corporate governance committee is responsible for, among other things:

•	identifying, evaluating and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;

•	evaluating the performance of our board of directors and of individual directors;

•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting; and

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.

Our nominating and corporate governance committee operates under a written charter approved by our board of directors and that satisfies the applicable rules and regulations of the SEC and the NASDAQ listing rules.  The charter is available on our website at investors.mindbodyonline.com.  Our nominating and corporate governance committee held eight meetings during 2016.

Compensation Committee Interlocks and Insider Participation

During 2016, our compensation committee was comprised of Graham Smith, Katherine Blair Christie, Gail Goodman (since April 2016), and Tyler Newton (until June 2016).  None of the members of our compensation committee during our last fiscal year is, or was during 2016, an officer or employee of MINDBODY.  None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) or director of any entity that has one or more executive officers serving on our compensation committee or our board of directors.  Prior to her appointment to our board of directors and compensation committee in April 2016, Ms. Goodman served as the President, Chief Executive Officer and Chairwoman of Constant Contact, Inc. until its acquisition by EIG in February 2016.  We are a party to a business partner agreement and vendor agreements with Constant Contact. Please see the section entitled Related Person Transactions in this proxy statement for additional information.

Considerations in Evaluating Director Nominees

In its evaluation of director candidates, including the members of the board of directors eligible for reelection, our nominating and corporate governance committee considers the following:

•	The current size and composition of our board of directors and the needs of the board and its respective committees;

•	Factors such as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments, and the like. Our nominating and corporate governance committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors; and

•	Other factors that our nominating and corporate governance committee may consider appropriate.

The nominating and corporate governance committee also focuses on issues of diversity, such as diversity in experience, international perspective, background, expertise, skills, age, gender, and ethnicity.  The nominating and corporate governance committee does not have a formal policy with respect to diversity; however, our board of directors and the nominating and corporate governance committee believe that it is essential that members of our board of directors represent diverse viewpoints.  Any nominee for a position on the board must satisfy the following minimum qualifications:

•	The highest personal and professional ethics and integrity;

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	Skills that are complementary to those of the existing board;

•	The ability to assist and support management and make significant contributions to the company’s success; and

•	An understanding of the fiduciary responsibilities required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

If our nominating and corporate governance committee determines that an additional or replacement director is required, the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board, or management.

After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.  Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our board of directors has the final authority in determining the selection of director candidates for nomination to our board.

Stockholder Recommendations for Nominations to Our Board

It is the policy of our nominating and corporate governance committee to consider recommendations for candidates to our board of directors from stockholders holding no less than one percent (1%) of the fully diluted capitalization of our company continuously for at least twelve (12) months prior to the date of the submission of the recommendation.  Subject to the foregoing, our nominating and corporate governance committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources.

A stockholder that wants to recommend a candidate for election to the board should direct the recommendation in writing by letter to the company, attention of the Chief Legal Officer, at MINDBODY, Inc., 4051 Broad Street, Suite 220, San Luis Obispo, California 93401.  Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data and relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate and evidence of the recommending stockholder’s ownership of our stock.  Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership.  Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

A stockholder that instead desires to nominate a person directly for election to the board at an annual meeting of the stockholders must meet the deadlines and other requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC.  Any nomination should be sent in writing to MINDBODY, Inc., 4051 Broad Street, Suite 220, San Luis Obispo, California 93401, Attention:  Secretary.  To be timely for our 2018 annual meeting of stockholders, our Secretary must receive the nomination no earlier than February 12, 2018 and no later than March 14, 2018.  Please see the section entitled Stockholder Proposal Deadlines for 2018 Annual Meeting in this proxy statement for more information.

Communications with the Board of Directors

In cases where stockholders wish to communicate directly with our non-management directors, messages can be sent to our Chief Legal Officer at MINDBODY, Inc., 4051 Broad Street, Suite 220, San Luis Obispo, California 93401.   Our Chief Legal Officer reviews incoming stockholder communications and, if appropriate, routes such communications to the appropriate director(s) or, if none is specified, to the chairman of the board.  Our Chief Legal Officer may decide in the exercise of her judgment whether a response to any stockholder or interested party communication is necessary and provides a report to the nominating and corporate governance committee of our board on a quarterly basis of any stockholder communications received to which the Chief Legal Officer has responded.

This procedure for stockholder and other interested party communications with the non-management directors is administered by our nominating and corporate governance committee.  This procedure does not apply to (i) communications to non-management directors from our officers or directors who are stockholders or (ii) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, which are discussed further in the section entitled Stockholder Proposal Deadlines for 2018 Annual Meeting in this proxy statement.

Director Attendance at Annual Meetings

We do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, but we strongly encourage our directors to attend. Six of our eight directors attended our 2016 annual meeting of stockholders.

Code of Business Conduct and Ethics

Our board of directors has adopted a written code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers.  The full text of our code of business conduct and ethics is available on the corporate governance section of our website, which is located at investors.mindbodyonline.com.  We will post (i) amendments to our code of business conduct and ethics and (ii) waivers of our code of business conduct and ethics for directors and executive officers, on the same website.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Outside Director Compensation Policy

On May 22, 2015, our board of directors adopted our Outside Director Compensation Policy and it became effective on June 18, 2015. Members of our board of directors who are not employees are eligible for awards under our Outside Director Compensation Policy.  Accordingly, Mr. Stollmeyer, our President and Chief Executive Officer, is not eligible for awards under our Outside Director Compensation Policy.

Under our Outside Director Compensation Policy, non-employee directors will receive compensation in the form of equity and cash, as described below.

Cash Compensation

Effective as of June 10, 2016, each non-employee director is eligible to receive the following annual cash retainers for certain board and/or committee service:

•	$32,000 per year for service as a board member;

•	$10,000 per year additionally for service as lead independent director;

•	$20,000 per year additionally for service as chairperson of the board;

•	$20,000 per year additionally for service as chair of the audit committee;

•	$7,500 per year additionally for service as a member of the audit committee (other than chair);

•	$10,500 per year additionally for service as chair of the compensation committee;

•	$5,000 per year additionally for service as a member of the compensation committee (other than chair);

•	$6,500 per year additionally for service as chair of the nominating and corporate governance committee; and

•	$3,000 per year additionally for service as a member of the nominating and corporate governance committee (other than chair).

Cash retainers are paid quarterly in arrears on a pro-rated basis. A non-employee director may elect that payment of the cash retainers under our Outside Director Compensation Policy be made in the form of fully-vested restricted stock under our 2015 Equity Incentive Plan, or 2015 Plan. Mr. Levine has elected that payment of his cash retainers be made in the form of fully-vested restricted stock under our 2015 Plan.

Equity Compensation

Non-employee directors are eligible to receive all types of equity awards (except incentive stock options) under our 2015 Plan, including discretionary awards not covered under our Outside Director Compensation Policy. All grants of awards under our Outside Director Compensation Policy will be automatic and non-discretionary.

Effective as of June 10, 2016, upon joining our board, each newly-elected non-employee director will receive an initial equity award, or the initial award, under our 2015 Plan with a value of approximately $350,000. This award will vest in approximately equal installments annually over a four-year period, subject to continued service through each vesting date. The initial award will be in the form of restricted stock units, unless otherwise determined by our board of directors or our compensation committee.

On the date of each annual meeting of our stockholders, each non-employee director who is continuing as a director following the applicable meeting will be granted an annual equity award, or the annual award, under our 2015 Plan with a value of approximately $180,000, or a pro-rated annual award as described below. If the non-employee director had not been a non-employee director as of the previous annual meeting of our stockholders, then the annual award will be pro-rated based on the number of months served as a non-employee director since he or she first became a non-employee director. Each annual award will fully vest on the earlier to occur of: (i) the day prior to the next annual meeting following the date of grant or (ii) the first anniversary of the grant date, in each case, subject to continued service through the vesting date. The annual award will be in the form of restricted stock units, unless otherwise determined by our board of directors or our compensation committee.

For purposes of our Outside Director Compensation Policy, value means generally (i) with respect to any award of restricted stock units, the fair market value of the shares on the grant date of the award, or (ii) with respect to a stock option, the grant date fair value calculated in accordance with Accounting Standards Codification (ASC) Topic 718.

Notwithstanding the vesting schedules described above, the vesting of all equity awards granted to a non-employee director, including any award granted outside of our Outside Director Compensation Policy, will vest in full upon a “change in control” (as defined in our 2015 Plan) if the non-employee director’s service as a director terminates on or following the change in control other than pursuant to a voluntary resignation.

Our 2015 Plan contains maximum limits, which were approved by our stockholders, on the size of the equity awards that can be granted to each of our non-employee directors in any fiscal year, but those maximum limits do not reflect the intended size of any potential grants or a commitment to make any equity award grants to our non-employee directors in the future.

Director Compensation Table

The following table provides information regarding the total compensation that was earned by each non-employee director in our fiscal year ended December 31, 2016. The table excludes Mr. Stollmeyer because he is a named executive officer and did not receive any compensation from us in his role as a director in fiscal 2016.  See the section below entitled “Executive Compensation” for information about the compensation of Mr. Stollmeyer. In addition, the table excludes Robert Murphy, who resigned from our board of directors in August 2016 and did not receive any compensation from us in his role as a director in fiscal 2016. See the section below entitled “Related Person Transactions” for information relating to Mr. Murphy’s compensation as an employee of MINDBODY.

Name	Fees earned or paid in cash ($)		Stock Awards ($)(1)(2)	Total ($)
Katherine Blair Christie	29,558		179,996	209,554
Gail Goodman (3)	20,635		394,986	415,621
Cipora Herman (4)	7,433		349,983	357,416
Jeremy Levine	21,433	(5)	179,996	201,429
Eric Liaw	23,702		179,996	203,698
Adam Miller (6)	—		—	—
Tyler Newton (7)	—		—	—
Graham Smith	37,366		179,996	217,362

(1)	The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of RSUs granted during the fiscal year computed in accordance with the provisions of ASC 718. The assumptions that we used to calculate these amounts are discussed in Note 9 to our financial statements appearing at the end of our Annual Report on Form 10-K for the year ended December 31, 2016.
(2)	Each non-employee director (other than Ms. Herman and Mr. Miller who were not serving on our board of directors on the grant date for the annual award) was granted an award of 13,333 RSUs on June 10, 2016 with a grant date fair value of $179,996. All RSUs subject to these annual awards will vest and settle in shares of our Class A common stock on June 10, 2017. Ms. Goodman was appointed to our board of directors effective as of April 15, 2016, and her annual award was prorated based on the number of months she served on our board (including any portions of a month) since she first became a non-employee director. Accordingly, Ms. Goodman was granted an award of 3,333 RSUs on June 10, 2016 with a grant date fair value of $44,996.
(3)	Ms. Goodman was granted an initial award of 25,053 RSUs effective as of April 20, 2016 with a grant date fair value of $349,990, one-fourth (1/4th) of which RSUs will vest each year over four years following the date of grant, subject to her continued service to us through each such date. The cash and equity compensation payable pursuant to our Outside Director Compensation Policy did not take effect until June 10, 2016. Accordingly, the compensation committee of our board of directors approved this grant of RSUs consistent in value, vesting and related terms with an initial award pursuant to the Outside Director Compensation Policy for Ms. Goodman in connection with her appointment to our board.
(4)	Ms. Herman was granted an initial award of 18,867 RSUs effective as of October 24, 2016 with a grant date fair value of $349,983, one-fourth (1/4th) of which RSUs will vest each year over four years following the date of grant, subject to her continued service to us through each such date.
(5)	Mr. Levine elected to receive fully vested restricted stock awards in lieu of his annual cash retainers as follows: 137 shares at $16.14 per share on June 30, 2016; 489 shares at $19.66 per share on September 30, 2016; and 451 shares at $21.30 per share on December 31, 2016.

(6)	Mr. Miller joined our board in February 2017 and received no compensation from us in fiscal 2016.
(7)	Mr. Newton’s term as a Class I director expired on June 10, 2016 and he did not stand for re-election. The cash and equity compensation payable pursuant to our Outside Director Compensation Policy did not take effect until June 10, 2016. In addition, the annual awards under our Outside Director Compensation Policy are only granted on the date of our annual meeting to continuing directors. Accordingly, Mr. Newton did not receive any compensation from us in fiscal 2016.

Director Equity Awards

As of December 31, 2016, each individual who served as a non-employee director during fiscal 2016 held the following aggregate number of options and RSUs:

Name	Aggregate Number of Shares Underlying Stock Options Outstanding as of December 31, 2016	Aggregate Number of Stock Awards Outstanding as of December 31, 2016
Katherine Blair Christie	60,000	13,333
Gail Goodman	—	28,386
Cipora Herman	—	18,867
Jeremy Levine	—	13,333
Eric Liaw	—	13,333
Tyler Newton(1)	—	—
Graham Smith	70,000	13,333

(1)	Mr. Newton’s term as a Class I director expired on June 10, 2016 and he did not stand for re-election.

PROPOSAL NUMBER 1

ELECTION OF CLASS II DIRECTORS

Our board of directors is currently comprised of eight directors and is divided into three staggered classes of directors.  At the annual meeting, three Class II directors will be elected to our board of directors by the holders of our common stock to succeed the same class whose term is then expiring.  Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

As discussed in the section above entitled Board of Directors and Corporate Governance – Composition of the Board, following Mr. Levine’s resignation, our board of directors will remain comprised of eight directors, with a Class II director vacancy. Accordingly, our nominating and corporate governance committee has recommended, and our board has approved, the nomination of Court Cunningham for election as a Class II director.

Nominees for Director

Our nominating and corporate governance committee recommended for nomination, and our board of directors nominated, Court Cunningham, as a nominee for election as a Class II director at the annual meeting, and Cipora Herman and Eric Liaw, each a current Class II director, as nominees for reelection as Class II directors at the annual meeting.  Mr. Cunningham was initially recommended to our nominating and corporate governance committee for consideration as a nominee by our President and Chief Executive Officer. If elected, each of Messrs. Cunningham and Liaw and Ms. Herman will serve as a Class II director until the 2020 annual meeting and until his or her respective successor is duly elected and qualified or until his or her earlier death, resignation or removal.  For more information concerning the nominees, please see the section entitled “Board of Directors and Corporate Governance.”

Messrs. Cunningham and Liaw and Ms. Herman have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve.  In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee who may be proposed by the nominating and corporate governance committee and designated by the present board of directors to fill the vacancy.

Required Vote

The Class II directors will be elected by a plurality of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors.  In other words, the three nominees receiving the highest number of “FOR” votes will be elected as Class II directors.  You may vote (i) “FOR” for each director nominee or (ii) “WITHHOLD” for each director nominee.  Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld, for the election of Court Cunningham, Cipora Herman and Eric Liaw.  “WITHHOLD” votes and broker non-votes will have no effect on the outcome of this proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” the election to the board of directors of Court Cunningham, Cipora Herman and Eric Liaw as Class II directors.

PROPOSAL NUMBER 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Deloitte & Touche as our independent registered public accounting firm for the year ending December 31, 2017.  During 2016, Deloitte & Touche served as our independent registered public accounting firm.

Notwithstanding its appointment and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of our company and its stockholders.  Our audit committee is submitting the appointment of Deloitte & Touche to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance.  If the appointment is not ratified by our stockholders, our audit committee may consider whether it should appoint another independent registered public accounting firm.  A representative of Deloitte & Touche is expected to be present at the annual meeting, either in person or telephonically, where he or she will be available to respond to appropriate questions and, if he or she desires, to make a statement.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents the aggregate fees billed for professional audit services and other services rendered to us by Deloitte & Touche for our fiscal years ended December 31, 2016 and 2015.

	Fiscal Year Ended
	2016	2015
Audit Fees (1)	$1,082,208	$1,094,572
Audit-related Fees	—	—
Tax Fees (2)	—	123,465
All Other Fees (3)	45,300	—
Total Fees	$1,127,508	$1,218,037

(1)	“Audit Fees” consist of professional services rendered in connection with the audit of our consolidated financial statements and review of our quarterly consolidated financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	“Tax Fees” consist of fees for professional services for tax compliance, tax advice and tax planning.

(3)	“All Other Fees” consist of professional products and services other than the services reported above, including, consultations relating to various transactions, fees associated with preparation of compliance with Section 404 of the Sarbanes-Oxley Act of 2002, and fees for our subscription to Deloitte’s online accounting research tool.

Auditor Independence

In 2016, there were no other professional services provided by Deloitte & Touche that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte & Touche.

Audit and Non-Audit Services Pre-Approval Policy

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee (or its delegate) may pre-approve services to be performed by our independent registered public accounting firm without consideration of specific case-by-case services or may require the specific pre-approval of the committee, in either case, in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to Deloitte & Touche for our fiscal years ended December 31, 2016 and 2015 were pre-approved by our audit committee.

Required Vote

Ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for the year ending December 31, 2017 requires the affirmative “FOR” vote of a majority of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal.  You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal.  Abstentions have the same effect as a vote against the proposal.  Broker non-votes will not affect the outcome of voting on this proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for the year ending December 31, 2017.

AUDIT COMMITTEE REPORT

The audit committee is a committee of the board of directors comprised solely of independent directors as required by the NASDAQ listing rules and the rules and regulations of the SEC.  The audit committee operates under a written charter approved by MINDBODY’s board of directors, which is available on MINDBODY’s web site at investors.mindbodyonline.com.  The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.  The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to MINDBODY’s financial reporting process, MINDBODY’s management is responsible for (i) establishing and maintaining internal controls and (ii) preparing MINDBODY’s consolidated financial statements.  MINDBODY’s independent registered public accounting firm, Deloitte & Touche, is responsible for performing an independent audit of MINDBODY’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and to issue a report thereon.  It is the responsibility of the audit committee to oversee these activities.  It is not the responsibility of the audit committee to prepare MINDBODY’s financial statements.  These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements for fiscal year 2016 with the management of MINDBODY;

•	discussed with Deloitte & Touche, MINDBODY’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB; and

•	received the written disclosures and the letter from Deloitte & Touche as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche that firm’s independence.

Based on the audit committee’s review of the audited financial statements and the various discussions with management and Deloitte & Touche, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.  The audit committee has also appointed Deloitte & Touche as the company’s independent registered public accounting firm for the year ending December 31, 2017.

The Audit Committee

Graham Smith (Chair)
Katherine Blair Christie
Cipora Herman
Eric Liaw

This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by MINDBODY under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent MINDBODY specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE COMPENSATION

Processes and Procedures for Executive and Director Compensation

Our compensation committee is responsible for the executive compensation programs for our executive officers and regularly reports to our full board regarding its activities and recommendations.  Its principal responsibilities relating to our executive officers include setting compensation for our executive officers; overseeing, reviewing and approving new compensation plans and programs for our executive officers; approving equity awards for our executive officers; and establishing and reviewing policies for the administration of executive compensation programs.  In addition, our compensation committee evaluates director compensation, including equity compensation, and makes recommendations to our board regarding director compensation.

In determining each executive officer’s compensation, our compensation committee reviews our corporate financial performance and financial condition and assesses the individual performance and contributions of the individual executive officers.  Individual executive officer performance is evaluated by our President and Chief Executive Officer, in consultation with our Chief Financial Officer and Chief Operating Officer and our Senior Vice President, People & Culture, in the case of other executive officers, and by the compensation committee, in the case of our President and Chief Executive Officer.  While our President and Chief Executive Officer provides input on his compensation, he does not participate in compensation committee or board deliberations regarding his own compensation.  Our President and Chief Executive Officer meets with the compensation committee to discuss executive compensation matters and to make recommendations to the compensation committee with respect to other executive officers.  The compensation committee may modify individual compensation components for executive officers and is not bound to accept the President and Chief Executive Officer’s recommendations.  Our compensation committee then reviews the recommendations and other data and makes decisions as to the total compensation for each executive officer, as well as each individual component of compensation.  The compensation committee makes all final compensation decisions for our executive officers.

Our compensation committee has the authority to retain the services of outside consultants.  In 2016, our compensation committee engaged Compensia, an independent compensation consulting firm, as its compensation consultant to review our then-existing executive compensation programs, including assisting us in identifying a peer group of companies for purposes of benchmarking our levels of executive compensation and providing a competitive market compensation assessment of the short- and long-term compensation of our executive officers.  The compensation committee has the sole authority to approve the terms of the engagement of Compensia.  Although our compensation committee considers the advice and recommendations of our independent compensation consultants as to our executive compensation programs, our compensation committee ultimately makes its own decisions about these matters.

Our compensation committee periodically, and at least annually, considers and assesses Compensia’s independence, including whether Compensia has any potential conflicts of interest with our company or members of the compensation committee.  In connection with its engagement in 2016, our compensation committee conducted such a review in July 2016.  Based on that review, our compensation committee concluded that it was not aware of any conflict of interest that had been raised by work performed by Compensia or the individual consultants employed by Compensia that perform services for the compensation committee.

Summary Compensation Table

The following table presents summary information regarding the compensation reportable for our principal executive officer and our two other most highly compensated executive officers for fiscal 2016 and prior years where applicable, as determined under SEC rules.  We refer to these individuals as our “named executive officers” for fiscal 2016.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Richard Stollmeyer	2016	420,000	600,593	585,637		427,586	37,418	(3)	2,071,234
Chairman, Chief Executive Officer and President	2015	390,000	—	1,688,534		390,491	30,067		2,499,092
Brett White	2016	350,000	420,416	807,254	(4)	231,608	31,511	(3)	1,840,789
Chief Financial Officer and Chief Operating Officer	2015	320,000	—	611,450		274,551	27,362		1,233,363
Kunal Mittal (5)	2016	252,500	332,997	322,103		101,518	25,576	(3)	1,034,694
Chief Technology Officer

(1)	The amounts reported in the “Stock Awards” column and the “Option Awards” column reflect the aggregate grant date fair value of the RSUs or stock options, as applicable, granted during the fiscal year computed in accordance with the provisions of ASC 718. The assumptions that we used to calculate these amounts are discussed in Note 9 to our financial statements appearing at the end of our Annual Report on Form 10-K for the year ended December 31, 2016. These amounts do not reflect the actual economic value that will be realized by our named executive officers.
(2)	Amounts approved by our compensation committee under our Executive Bonus Plan (as described below).
(3)	Consists of Health Savings Account contributions, medical plan benefits, 401(k) matching contributions, short and long term disability benefits, and life insurance.
(4)	Includes the incremental fair value of stock options for which vesting was accelerated during the fiscal year computed in accordance with the provisions of ASC 718. The vesting of Mr. White’s stock option grant on June 27, 2013 was accelerated in 2016 as described in the section titled “Named Executive Officer Employment Arrangements and Potential Payments upon Termination or Change in Control” below.
(5)	Mr. Mittal was not a named executive officer in 2015.

Non-Equity Incentive Plan Compensation

Executive Bonus Plan

Our Executive Bonus Plan was adopted by our compensation committee in December 2014. Our Executive Bonus Plan allows our compensation committee to provide cash incentive awards to employees selected by our compensation committee, including our named executive officers, which may but need not be based upon performance goals established by our compensation committee.

Under our Executive Bonus Plan, our compensation committee determines the performance goals (if any) applicable to any award or portion of an award, which goals may include, without limitation, the attainment of research and development milestones, bookings, business divestitures and acquisitions, cash flow, cash position, operating results and operating metrics, product defect measures, product release timelines, productivity, return on assets, return on capital, return on equity, return on investment, return on sales, sales results, sales growth, stock price, time to market, total stockholder return, working capital and individual objectives such as peer reviews or other subjective or objective criteria. The performance goals may differ from participant to participant and from award to award.

Our compensation committee currently administers our Executive Bonus Plan. The administrator of our Executive Bonus Plan may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the discretion of the administrator. The administrator may determine the amount of any increase, reduction, or elimination on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.

Actual awards are paid in cash only after they are earned, which usually requires continued employment through the last day of the performance period and the date the actual award is paid. Payment of awards occurs as soon as administratively practicable after they are earned, but no later than the dates set forth in our Executive Bonus Plan.

Pursuant to the employment agreements entered into between us and our named executive officers, our named executive officers are each eligible to receive annual bonuses as a percentage of their annual base salary based upon achievement of the performance goals determined by our compensation committee.  For additional information regarding the terms of these employment letter agreements, see below under “Named Executive Officer Employment Arrangements and Potential Payments upon Termination or Change in Control.”

Our board of directors and our compensation committee in their sole discretion have the authority to amend, suspend or terminate our Executive Bonus Plan, provided such action does not impair the existing rights of any participant with respect to any earned awards.

2016 Non-Equity Incentive Plan Payments

For 2016, the target and actual incentive amounts for our named executive officers were the following:

Named Executive Officer	Target Award Opportunity ($)	Actual Award Amount ($)
Richard Stollmeyer	420,000	427,586
Brett White	227,500	231,608
Kunal Mittal	103,250	101,518

For 2016, our compensation committee approved the performance targets under our Executive Bonus Plan for Messrs. Stollmeyer, White and Mittal.  Incentives under our Executive Bonus Plan were payable based on our achievement of targets related to certain performance metrics, including revenue and non-GAAP net loss. Subject to achieving the applicable performance targets, each participant was eligible to receive a target incentive payment.  For each of our named executive officers, eighty percent (80%) of the target incentive was to be paid in equal installments on a quarterly basis during the year, subject to the achievement of the applicable quarterly performance targets. The other twenty percent (20%) of the target incentive was to be payable at the end of the year, subject to the achievement of the applicable annual performance targets. Performance in excess of the performance targets was to result in payments in excess of the target incentive, subject to a cap of 200% of the target incentive. During 2016, we achieved the performance targets at a level that triggered the payments set forth in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation” and in the table above.

Named Executive Officer Employment Arrangements and Potential Payments upon Termination or Change in Control

Richard Stollmeyer

We entered into an employment agreement with Richard Stollmeyer, our President and Chief Executive Officer, effective as of May 22, 2015. The employment agreement has a term of three years, with automatic renewals for additional three-year terms, unless either party provides notice not to renew the agreement within 90 days of the end of such three-year term. Mr. Stollmeyer’s employment is at-will. Mr. Stollmeyer’s current annual base salary is $500,000, and is subject to review and adjustment based on our normal performance review practices.  In addition, Mr. Stollmeyer is eligible to earn annual incentive compensation with a target no less than 90% of his base salary, or target bonus.  Mr. Stollmeyer’s current target bonus is 100% of his base salary.

Mr. Stollmeyer’s employment agreement provides that if his employment is terminated by us or our successor without “cause” (as defined below), by Mr. Stollmeyer for “good reason” (as defined below) or on account of death or disability (each, a “qualifying termination”), upon his executing a general release and waiver of claims against us (or our successor) in the form provided by us or our successor that becomes effective and irrevocable within the time period prescribed in his employment agreement, Mr. Stollmeyer will receive (i) continuing payments of severance equal to 18 months of Mr. Stollmeyer’s annual base salary as then in effect; (ii) a lump-sum amount equal to Mr. Stollmeyer’s target annual incentive compensation, pro-rated for the days served during the year of employment; (iii) reimbursement of COBRA continuation premiums for up to 18 months for Mr. Stollmeyer and his eligible dependents (provided he is eligible for and timely elects COBRA continuation coverage), or cash payments in lieu thereof; and (iv) acceleration of 100% of the then-unvested shares subject to Mr. Stollmeyer’s equity awards granted prior to May 22, 2015. If the qualifying termination occurs during the period that commences upon a change in control (as defined in the 2015 Plan) and ends on the first anniversary following a change in control, then in addition to the benefits described above, 100% of Mr. Stollmeyer’s equity awards granted on or after May 22, 2015 will vest. Additionally, notwithstanding the standard vesting schedule of each applicable stock option, Mr. Stollmeyer’s stock option grant (a) on June 27, 2013 covering 25,000 shares vests as to 100% of the shares on a sale of the company (as defined in the option agreement) and (b) on February 6, 2014 covering 125,000 shares vests as to 100% of the shares on the date that is six months following our initial public offering.  Accordingly, the stock option grant on February 6, 2014 covering 125,000 shares became fully vested and exercisable on December 24, 2015.

In the event any of the payments provided for under the employment agreement or otherwise payable to Mr. Stollmeyer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax under Section 4999 of the Internal Revenue Code, he would be entitled to receive either full payment of benefits or such lesser amount that would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him. This employment agreement does not require us to provide any tax gross-up payments.

In March 2016, Mr. Stollmeyer was granted (i) an option to purchase up to 97,379 shares of our Class A common stock at an exercise price of $13.91 per share, of which 1/4th of the shares subject to the option vested on March 21, 2017, and 1/48th of the shares subject to the option vest monthly thereafter and (ii) an award of 43,177 RSUs, of which 1/4th of the RSUs vest on May 22, 2017 and 1/4th of the RSUs will vest on each successive May 20 thereafter (or, if the 20th day of the month is not a market trading day, then the vesting date will be the first trading day following the 20th day of the month), in each case, subject to Mr. Stollmeyer’s continued service to us on each such vesting date.

Subsequent to the end of fiscal 2016, Mr. Stollmeyer received the following equity awards in recognition of fiscal 2016 performance:  (i) an option to purchase up to 141,795 shares of our Class A common stock in February 2017 at an exercise price of $25.15 per share; and (ii) an award of 62,857 RSUs in February 2017.

Brett White

We entered into an employment agreement with Brett White, our Chief Financial Officer and Chief Operating Officer, effective as of May 22, 2015. The employment agreement has a term of three years, with automatic renewals for additional three-year terms, unless either party provides notice not to renew the agreement within 90 days of the end of such three-year term. Mr. White’s employment is at-will. Mr. White’s current annual base salary is $415,000.  Mr. White’s current target bonus is 75% of his base salary.  The target bonus may be adjusted up or down, as determined in the sole discretion of our board or the compensation committee.

Mr. White’s employment agreement provides that if his employment is terminated by us or our successor without “cause” (as defined below), by Mr. White for “good reason” (as defined below) or on account of death or disability (each, a “qualifying termination”), upon his executing a general release and waiver of claims against us (or our successor) in the form provided by us or our successor that becomes effective and irrevocable within the time period prescribed in his employment agreement, Mr. White will receive (i) continuing payments of severance equal to 18 months of Mr. White’s annual base salary as then in effect; (ii) reimbursement for all reasonable relocation costs directly related to his relocating away from the area of the Company’s headquarters; (iii) reimbursement of COBRA continuation premiums for up to 18 months for Mr. White and his eligible dependents (provided he is eligible for and timely elects COBRA continuation coverage), or cash payments in lieu thereof; and (iv) acceleration of 100% of the then-unvested shares subject to Mr. White’s equity awards granted prior to May 22, 2015. If the qualifying termination occurs during the period that commences upon a change in control and ends on the first anniversary following a change in control, then in addition to the benefits described above, 100% of Mr. White’s equity awards granted on or after May 22, 2015 will vest.  Additionally, notwithstanding the standard vesting schedule of each applicable stock option, Mr. White’s stock option grant (a) on June 27, 2013 covering 339,467 shares vests as to 100% on the earlier of a sale of the company (as defined in the option agreement) and one year following the completion of our initial public offering and (b) on February 6, 2014 covering 25,000 shares vests as to 100% of the shares on the date that is six months following our initial public offering.  Accordingly, the stock option grant on June 27, 2013 covering 339,467 shares became fully vested and exercisable on June 24, 2016, and the stock option grant on February 6, 2014 covering 25,000 shares became fully vested and exercisable on December 24, 2015.

In the event any of the payments provided for under the employment agreement or otherwise payable to Mr. White would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax under Section 4999 of the Internal Revenue Code, he would be entitled to receive either full payment of benefits or such lesser amount that would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him. This employment agreement does not require us to provide any tax gross-up payments.

In March of 2016, Mr. White was granted (i) an option to purchase up to 68,165 shares of our Class A common stock at an exercise price of $13.91 per share, of which 1/4th of the shares subject to the option vested on March 21, 2017, and 1/48th of the shares subject to the option vest monthly thereafter and (ii) an award of 30,224 RSUs, of which 1/4th of the RSUs vest on May 22, 2017 and 1/4th of the RSUs will vest on each successive May 20 thereafter (or, if the 20th day of the month is not a market trading day, then the vesting date will be the first trading day following the 20th day of the month), in each case, subject to Mr. White’s continued service to us on each such vesting date.

Subsequent to the end of fiscal 2016, Mr. White received the following equity awards in recognition of fiscal 2016 performance:  (i) an option to purchase up to 80,374 shares of our Class A common stock in February 2017 at an exercise price of $25.15 per share; and (ii) an award of 35,630 RSUs in February 2017. In addition, in recognition of Mr. White’s additional role as Chief Operating Officer, Mr. White received an additional award of 35,630 RSUs in February 2017.

Kunal Mittal

We entered into an employment agreement with Kunal Mittal, our Chief Technology Officer, effective as of October 30, 2015, as amended effective as of July 29, 2016. The employment agreement, as amended, has a term of three years, with automatic renewals for additional three-year terms, unless either party provides notice not to renew the agreement within 90 days of the end of such three-year term. Mr. Mittal’s employment is at-will. Mr. Mittal’s current annual base salary is $300,000.  Mr. Mittal’s current target bonus is 50% of his base salary.  The target bonus may be adjusted up or down, as determined in the sole discretion of our board or the compensation committee.

Mr. Mittal’s employment agreement provides that if his employment is terminated by us or our successor without “cause” (as defined below), by Mr. Mittal for “good reason” (as defined below) or on account of death or disability (each, a “qualifying termination”), upon his executing a general release and waiver of claims against us (or our successor) in the form provided by us or our successor that becomes effective and irrevocable within the time period prescribed in his employment agreement, Mr. Mittal will receive (i) continuing payments of severance equal to 6 months of Mr. Mittal’s annual base salary as then in effect; (ii) a lump-sum amount equal to Mr. Mittal’s target annual incentive compensation, pro-rated for the days served during the year of employment; and (iii) reimbursement of COBRA continuation premiums for up to 6 months for Mr. Mittal and his eligible dependents (provided he is eligible for and timely elects COBRA continuation coverage), or cash payments in lieu thereof. If the qualifying termination occurs during the period that commences upon a change in control and ends on the first anniversary following a change in control, then in addition to the benefits described above, 100% of Mr. Mittal’s equity awards then-outstanding will vest.

In the event any of the payments provided for under the employment agreement or otherwise payable to Mr. Mittal would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax under Section 4999 of the Internal Revenue Code, he would be entitled to receive either full payment of benefits or such lesser amount that would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him. This employment agreement does not require us to provide any tax gross-up payments.

In March of 2016, Mr. Mittal was granted (i) an option to purchase up to 29,213 shares of our Class A common stock at an exercise price of $13.91 per share, of which 1/4th of the shares subject to the option vested on March 21, 2017, and 1/48th of the shares subject to the option vest monthly thereafter and (ii) an award of 12,953 RSUs, of which 1/4th of the RSUs vest on May 22, 2017 and 1/4th of the RSUs will vest on each successive May 20 thereafter (or, if the 20th day of the month is not a market trading day, then the vesting date will be the first trading day following the 20th day of the month), in each case, subject to Mr. Mittal’s continued service to us on each such vesting date.

In addition, in connection with Mr. Mittal’s promotion from Senior Vice President, Technology, to Chief Technology Officer, Mr. Mittal was granted (i) an option to purchase up to 20,300 shares of our Class A common stock at an exercise price of $16.98 per share, of which 1/4th of the shares subject to the option vest on August 22, 2017, and 1/48th of the shares subject to the option vest monthly thereafter and (ii) an award of 9,000 RSUs, of which 1/4th of the RSUs vest on August 21, 2017 and 1/4th of the RSUs will vest on each successive August 20 thereafter (or, if the 20th day of the month is not a market trading day, then the vesting date will be the first trading day following the 20th day of the month), in each case, subject to Mr. Mittal’s continued service to us on each such vesting date.

Subsequent to the end of fiscal 2016, Mr. Mittal received the following equity awards in recognition of fiscal 2016 performance:  (i) an option to purchase up to 32,368 shares of our Class A common stock in February 2017 at an exercise price of $25.15 per share; and (ii) an award of 14,349 RSUs in February 2017.

For purposes of the employment agreements with our named executive officers, “cause” means generally:

•	executive’s conviction of, or plea of nolo contendere, to a felony (excluding negligent driving offenses or driving offenses solely related to the speed limit) and which has an adverse effect on our business or affairs;

•	executive’s gross and willful misconduct;

•	executive’s unauthorized and intentional use or disclosure of any of our proprietary information or trade secrets or any other party to whom executive owes an obligation of nondisclosure;

•	executive’s willful breach of any material obligations under any material written agreement or covenant with us;

•	executive’s refusal to perform his or her employment duties after receiving notice and an opportunity to cure; or

•	a failure to cooperate in good faith with a governmental or internal investigation.

No termination for cause is effective unless executive is given written notice from the board of directors of the condition that could constitute cause and, if capable of being cured, at least 30 days to cure.

For purposes of the employment agreements with our named executive officers, “good reason” means generally a resignation within 30 days following the expiration of any cure period following the occurrence of one or more of the following, without executive’s consent:

•	a material reduction of executive’s duties, authority or responsibilities;

•	a material reduction in executive’s base salary (except where there is a reduction to the management team generally, not to exceed 15%);

•	a material change in the geographic location of executive’s work location (a relocation of less than 30 miles will not be considered material).

A resignation for good reason requires informing us within 90 days of the initial existence of the grounds for good reason and a cure period of 30 days following the date we receive such notice.

2015 Equity Incentive Plan

Our 2015 Plan provides that in the event of a “merger” or “change in control,” as defined under our 2015 Plan, each outstanding award will be treated as the administrator determines, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels, and such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time. If the service of an outside director is terminated on or following a change in control, other than pursuant to a voluntary resignation, his or her options, restricted stock units and stock appreciation rights, if any, will vest fully and become immediately exercisable, all restrictions on his or her restricted stock will lapse, and all performance goals or other vesting requirements for his or her performance shares and units will be deemed achieved at 100% of target levels, and all other terms and conditions met.

2015 Employee Stock Purchase Plan

Our 2015 Employee Stock Purchase Plan, or ESPP, provides that in the event of a merger or change in control, as defined under our ESPP, a successor corporation may assume or substitute each outstanding purchase right. If the successor corporation refuses to assume or substitute for the outstanding purchase right, the offering period then in progress will be shortened, and a new exercise date will be set. The administrator will notify each participant that the exercise date has been changed and that the participant’s option will be exercised automatically on the new exercise date unless prior to such date the participant has withdrawn from the offering period.

2009 Stock Option Plan

Our 2009 Plan provides that in the event of a corporate transaction (as defined in our 2009 Plan), which generally includes a merger, consolidation or sale of all or substantially all of our assets, each outstanding award will either be (i) assumed or substituted for an equivalent award or (ii) terminated in exchange for a payment for the vested portion of the award (less any exercise price for that portion of the award). In the event that the successor corporation does not agree to such assumption, substitution, or exchange, the awards will terminate upon the consummation of the transaction. Certain stock options accelerate in full upon a sale of the company (as defined in the applicable stock option agreement).

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding equity awards for our named executive officers at December 31, 2016:

	Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested #		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Richard Stollmeyer	11/19/2010	(2)	358,252	—	0.544	11/19/2020	—		—
	11/15/2011	(2)	197,017	—	1.392	11/15/2021	—		—
	6/27/2013	(3)	21,875	3,125	7.708	6/27/2023	—		—
	2/6/2014	(4)	125,000	—	11.52	2/6/2024	—		—
	2/5/2015	(5)	74,479	88,021	14.476	2/5/2025	—		—
	5/22/2015	(6)	39,582	60,418	14.496	5/22/2025	—		—
	3/21/2016	(7)	—	97,379	13.91	3/21/2026	43,177	(8)	919,670
Brett White	6/27/2013	(9)	299,467	—	7.708	6/27/2023	—		—
	2/6/2014	(4)	25,000	—	11.52	2/6/2024	—		—
	2/5/2015	(5)	17,187	20,313	14.476	2/5/2025	—		—
	5/22/2015	(6)	22,760	34,740	14.496	5/22/2025	—		—
	3/21/2016	(7)	—	68,165	13.91	3/21/2026	30,224	(8)	643,771
Kunal Mittal	12/10/2015	(10)	12,187	32,813	15.12	12/10/2025	—		—
	3/21/2016	(7)	—	29,213	13.91	3/21/2026	12,953	(8)	275,899
	8/22/2016	(11)	—	20,300	16.98	8/22/2026	9,000	(12)	191,700

(1)	This column represents the market value of the shares underlying the RSUs as of December 31, 2016, based on the closing price of our Class A common stock, as reported on the NASDAQ, of $21.30 per share on December 30, 2016.
(2)	This option is fully vested.
(3)	One-fourth (1/4th) of the shares subject to the option vested on June 27, 2014, and 1/48th of the shares subject to the option vest monthly thereafter, subject to continued service with us on each such vesting date.
(4)	This option is fully vested. Please see the section titled “Named Executive Officer Employment Arrangements and Potential Payments upon Termination or Change in Control” above.
(5)	One-forty-eighth (1/48th) of the shares subject to the option vested on March 5, 2015 and 1/48th of the shares subject to the option vest monthly thereafter, subject to continued service with us on each such vesting date.
(6)	One-forty-eighth (1/48th) of the shares subject to the option vested on June 22, 2015 and 1/48th of the shares subject to the option vest monthly thereafter, subject to continued service with us on each such vesting date.
(7)	One-fourth (1/4th) of the shares subject to the option vested on March 21, 2017 and 1/48th of the shares subject to the option vest monthly thereafter, subject to continued service with us on each such vesting date.
(8)	One-fourth (1/4th) of the shares underlying the RSUs vest on May 22, 2017, and 1/4th of the RSUs will vest on each successive May 20 thereafter (or, if the 20th day of the month is not a market trading day, then the vesting date will be the first trading day following the 20th day of the month) subject to continued service to us.
(9)	100% of the shares subject to the option were vested as of June 24, 2016 in accordance with the accelerated vesting, as described in the section titled “Named Executive Officer Employment Arrangements and Potential Payments upon Termination or Change in Control” above.
(10)	One-fourth (1/4th) of the shares subject to the option vested on December 10, 2016, and 1/48th of the shares subject to the option vest monthly thereafter, subject to continued service with us on each such vesting date.
(11)	One-fourth (1/4th) of the shares subject to the option vest on August 22, 2017, and 1/48th of the shares subject to the option vest monthly thereafter, subject to continued service with us on each such vesting date.
(12)

One-fourth (1/4th) of the RSUs vest on August 21, 2017, and 1/4th of the RSUs will vest on each successive August 20 thereafter (or, if the 20th day of the month is not a market trading day, then the vesting date will be the first trading day following the 20th day of the month) subject to continued service to us.

401(k) Savings Plan

We maintain a tax-qualified retirement plan, or our 401(k) plan, that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in our 401(k) plan as of the first day of the month following the date they meet our 401(k) plan’s eligibility requirements, and participants are able to defer up to 100% of their eligible compensation subject to applicable annual Internal Revenue Code limits. All participants’ interests in their deferrals are 100% vested when contributed. Our 401(k) plan permits us to make matching contributions and discretionary contributions to eligible participants. We make a safe harbor matching contribution of 100% of each eligible employee’s elective deferral that does not exceed 3% of compensation, plus 50% of the elective deferral that exceeds 3% of compensation but does not exceed 5% of compensation.

Compensation Committee Report

The compensation committee has reviewed and discussed the foregoing “Executive Compensation” section of this proxy statement with management.  Based on this review and discussion, the compensation committee recommended to our board of directors that such information be included in this proxy statement.

The Compensation Committee

Katherine Blair Christie (Chair)
Gail Goodman
Graham Smith

The information contained in the Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that MINDBODY specifically incorporates it by reference in such filing.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of December 31, 2016.  Information is included for equity compensation plans approved by our stockholders.  We do not have any non-stockholder approved equity compensation plans.

Plan Category	Class of Common Stock	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted- average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:	Class A	1,470,868	(1)	$14.58	(3)	6,311,057	(4)
	Class B	3,116,101	(2)	$10.08		—
Equity compensation plans not approved by security holders:	N/A	—		—		—
Total	Class A and Class B	4,586,969		$10.93		6,311,057

(1)	Consists of (i) options to purchase a total of 727,175 shares of our Class A common stock under the MINDBODY, Inc. 2015 Equity Incentive Plan, or 2015 Plan, and (ii) 743,693 shares of our Class A common stock that are subject to outstanding RSUs under the 2015 Plan. Excludes purchase rights currently accruing under the MINDBODY, Inc. Employee Stock Purchase Plan, or ESPP.
(2)	Consists of options to purchase a total of 3,116,101 shares of our Class B common stock under the MINDBODY, Inc. 2009 Stock Option Plan.
(3)	The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our Class A common stock subject to outstanding RSUs, which have no exercise price.
(4)	Consists of 5,412,863 shares of our Class A common stock reserved for issuance under our 2015 Plan and 898,194 shares of our Class A common stock reserved for issuance under our ESPP. Our 2015 Plan provides that on the first day of each fiscal year beginning in fiscal 2016, the number of shares of Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 3,915,682 shares, (ii) 5% of the outstanding shares of common stock as of the last day of our immediately preceding fiscal year, or (iii) such other amount as our board of directors or compensation committee may determine. Our ESPP provides that on the first day of each fiscal year beginning in fiscal 2016, the number of shares of Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 783,136 shares, (ii) 1% of the outstanding shares of common stock as of the last day of our immediately preceding fiscal year, or (iii) such other amount as our board of directors or compensation committee may determine. On January 1, 2017, the number of shares of Class A common stock available for issuance under our 2015 Plan and our ESPP increased by 2,029,912 and 405,982 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

RELATED PERSON TRANSACTIONS

Related Person Transactions

The following is a summary of transactions since January 1, 2016 to which we have been or will be a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors, nominees for director, promoters or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this proxy statement titled “Executive Compensation.”

Partner and Vendor Arrangements with Constant Contact

In October 2014, we entered into an amended and restated business partner services agreement with Constant Contact, Inc., pursuant to which certain Constant Contact product offerings are made available, for a fee, to our subscribers on our platform, in exchange for a revenue sharing arrangement with us, hereinafter referred to as the Partner Arrangement.  In 2016, we recorded revenues of approximately $1.5 million under this Partner Arrangement.  In addition, our company utilizes Constant Contact’s email marketing offerings under separate vendor arrangements, hereinafter referred to as the Vendor Arrangements.  In 2016, we incurred expenses of approximately $30,000 from the Vendor Arrangements.  Gail Goodman, who was appointed to our board of directors in April 2016, served as the President, Chief Executive Officer and Chairwoman of Constant Contact until its acquisition by EIG in February 2016.  Following such acquisition, Ms. Goodman ceased to be a director, executive officer, and employee of Constant Contact.

Employment Relationships

In March 2017, we hired Carl Lytikainen, the spouse of Kimberly Lytikainen, our Chief Legal Officer and Secretary, as our Vice President, Customer Service. Mr. Lytikainen’s annual salary is approximately $195,000, and he receives benefits consistent with other employees serving in the same capacity. In April 2017, we granted to Mr. Lytikainen an option to acquire 14,300 shares of our Class A common stock and an award of 6,300 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units.

Robert Murphy served as our Chief Operating Officer through July 2016 and as a member of our board of directors through August 2016. In addition, Mr. Murphy served as Managing Director, EMEA from July 2016 to August 2016. During 2016, Mr. Murphy received an aggregate of approximately $316,500 in salary and other cash compensation and $25,000 in car allowance, medical, retirement and other benefits consistent with other employees serving in a similar capacity. In 2016, we granted to Mr. Murphy an option to acquire 24,344 shares of our Class A common stock and an award of 10,794 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units. In August 2016, we entered into a separation agreement with Mr. Murphy pursuant to which, in consideration of his general release of claims, we agreed to accelerate the vesting of his outstanding equity awards as if he continued to provide services to the company through March 31, 2017, which resulted in the acceleration of the vesting of 20,180 shares subject to options to acquire our Class B common stock and 6,086 shares subject to options to acquire our Class A common stock.

Investors’ Rights Agreement

We are party to an investors’ rights agreement which provides, among other things, that certain holders of our capital stock, including entities affiliated with Institutional Venture Partners XIII, L.P., entities affiliated with J.P. Morgan, W Capital Partners III, L.P., and Richard Stollmeyer and Robert Murphy, have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our directors and executive officers.  The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

Policies and Procedures for Related Person Transactions

Our audit committee has adopted a formal written policy providing that our audit committee will be responsible for reviewing “related person transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of any class of our common stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. In determining whether to approve or ratify any such transaction, our audit committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances and (ii) the extent of the related party’s interest in the transaction. The policy will grant standing pre-approval of certain transactions, including (a) certain compensation arrangements of executive officers, (b) certain director compensation arrangements, (c) transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares and the aggregate amount involved does not exceed the greater of $200,000 or 2% of the company’s total annual revenue, (d) transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and (e) transactions available to all U.S. employees generally.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of our capital stock as of April 18, 2017 by:

•	each person, or group of affiliated persons, who we know to beneficially own more than 5% of our Class A common stock or Class B common stock;

•	each of our named executive officers;

•	each of our directors and nominees for director; and

•	all of our current executive officers and directors as a group.

The percentage ownership information shown in the table is based on 35,027,026 shares of our Class A common stock and 5,946,062 shares of our Class B common stock outstanding as of April 18, 2017.

We have determined beneficial ownership in accordance with the rules of the SEC.  These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities.  In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before June 17, 2017, which is 60 days after April 18, 2017.  These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise noted below, the address of each of the individuals and entities named in the table below is c/o MINDBODY, Inc., 4051 Broad Street, Suite 220, San Luis Obispo, California 93401.  The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Shares Beneficially Owned				Percent of
	Class A Common Stock		Class B Common Stock		Total Voting
Name of Beneficial Owner	Number	Percent	Number	Percent	Power
Greater than 5% Stockholders:
Entities affiliated with J.P. Morgan (1)	1,641,736	4.69%	1,614,439	27.15%	18.82%
Institutional Venture Partners XIII, L.P. (2)	1,602,682	4.58%	1,602,683	26.95%	18.66%
Entities affiliated with Luxor Capital (3)	4,167,998	11.90%	—	—	4.41%
Entities Affiliated with Abdiel Capital (4)	4,016,493	11.47%	—	—	4.25%
W Capital Partners III, L.P. (5)	2,738,642	7.82%	—	—	2.90%
Named Executive Officers and Directors:
Richard Stollmeyer (6)	122,219	*	2,438,095	35.88%	23.78%
Brett White (7)	27,437	*	315,092	5.03%	3.25%
Graham Smith (8)	23,333	*	40,832	*	**
Katherine Blair Christie (9)	13,333	*	35,000	*	**
Jeremy Levine (10)	111,986	*	—	—	**
Kunal Mittal (11)	26,642	*	—	—	**
Eric Liaw (12)	13,333	*	—	—	**
Gail Goodman (13)	9,596	*	—	—	**
Cipora Herman	—	—	—	—	—
Adam Miller	—	—	—	—	—
Court Cunningham	—	—	—	—	—
All directors and executive officers as a group (13 people) (14)	370,415	1.05%	2,998,052	40.76%	27.91%

*	Represents beneficial ownership of less than 1%.
**	Represents voting power of less than 1%.
(1)	Based solely on the information set forth in Amendment No. 1 to Schedule 13G filed with the SEC on January 23, 2017, reporting ownership as of January 10, 2017. Consists of (i) 1,356,130 shares of Class A common stock held of record by PEG Digital Growth Fund II L.P. (“DGF”), (ii) 1,356,129 shares of Class B common stock held of record by DGF, (iii) 258,311 shares of Class A common stock held of record by PEG Secondary Private Investors II L.P. (“Secondary” and together with DGF, the “JPM Entities”), (iv) 258,310 shares of Class B common stock held of record by Secondary, and (v) 27,295 shares directly held by client accounts advised by J.P. Morgan Investment Management, Inc. (“JPMIM”). JPMIM is the investment advisor of each of the JPM Entities and shares voting and dispositive power over the shares held by the JPM Entities. The address for these entities is 320 Park Avenue, New York, New York 10022.

(2)	Consists of (i) 1,602,682 shares of Class A common stock and (ii) 1,602,683 share of Class B common stock, in each case, held of record by Institutional Venture Partners XIII, L.P. Institutional Venture Management XIII, LLC is the general partner of Institutional Venture Partners XIII, L.P. Todd C. Chaffee, Norman A. Fogelsong, Stephen J. Harrick, J. Sanford Miller and Dennis B. Phelps are the managing directors of Institutional Venture Management XIII, LLC and share voting and dispositive power over the shares held by Institutional Venture Partners XIII, L.P. The address for these entities is c/o Institutional Venture Partners, 3000 Sand Hill Road, Building 2, Suite 250, Menlo Park, California 94025.
(3)	Based solely on the information set forth in Amendment No. 1 to Schedule 13G filed with the SEC on November 9, 2016, reporting ownership as of November 8, 2016. Consists of 2,285,553 shares of Class A common stock held of record by Luxor Capital Partners, LP (the “Onshore Fund”) and 1,882,445 shares of Class A common stock held of record by Luxor Capital Partners Offshore Master Fund, LP (the “Offshore Master Fund”). The Offshore Master Fund is a subsidiary of Luxor Capital Partners Offshore, Ltd. (the “Offshore Feeder Fund,” and together with the Onshore Fund and the Offshore Master Fund, the “Funds”). LCG Holdings, LLC (“LCG Holdings”) is the general partner of the Onshore Fund and the Offshore Master Fund. Luxor Capital Group, LP (“Luxor Capital Group”) acts as the investment manager of the Funds. Luxor Management, LLC (“Luxor Management”) is the general partner of Luxor Capital Group. Christian Leone is the managing member of Luxor Management and the managing member of LCG Holdings. By virtue of these relationships, LCG Holdings may be deemed to have voting and dispositive power over the shares held directly by the Onshore Fund and the Offshore Master Fund, and Luxor Capital Group, Luxor Management and Mr. Leone may be deemed to have voting and dispositive power over the shares beneficially owned by the Funds. The address for the Onshore Fund, Luxor Capital Group, Luxor Management, LCG Holdings and Mr. Leone is 1114 Avenue of the Americas, 29th Floor, New York, New York 10036. The address for the Offshore Master Fund and the Offshore Feeder Fund is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(4)	Based solely on the information set forth in Amendment No. 10 to Schedule 13D filed with the SEC on February 9, 2017, and reporting ownership as of February 8, 2017. Consists of 3,861,459 shares of Class A common stock held by Abdiel Qualified Master Fund, LP (“AQMF”) and 155,034 shares of Class A common stock held by Abdiel Capital, LP (“ACLP”). Abdiel Capital Management, LLC (“ACMLLC”) acts as the general partner of, and Abdiel Capital Advisors, LP (“ACALP”) acts as the investment manager of, AQMF and ACLP. Colin T. Moran serves as managing member of ACMLLC and Abdiel Capital Partners, LLC (“ACPLLC”). ACPLLC serves as the general partner of ACALP. AQMF, ACMLLC, ACALP and Mr. Moran share voting and dispositive power of the shares held by AQMF. ACLP, ACMLLC, ACALP, and Mr. Moran share voting and dispositive power over the shares held by ACLP. The address for these entities is 410 Park Avenue, Suite 930, New York, New York 10022.
(5)	Based solely on the information set forth in the Schedule 13G filed with the SEC on February 9, 2016, reporting ownership as of December 31, 2015 and a review of any Forms 4 or 5 filed by the reporting persons. Consists of 2,738,642 shares of Class A common stock held by W Capital Partners III, L.P. WCP GP III, L.P. is the sole general partner of W Capital Partners III, L.P. WCP GP III, LLC is the sole general partner of WCP GP III, L.P. Robert J. Migliorino, David S. Wachter and Stephen Wertheimer are the managing members of WCP GP III, LLC and share voting and dispositive power over the shares held by W Capital Partners III, L.P. The address for these entities is 400 Park Avenue, Suite 910, New York, New York 10022.
(6)	Consists of (i) 889,715 shares of Class B common stock held of record by Mr. Stollmeyer, (ii) 1,250 shares of Class B common stock held of record by Mr. Stollmeyer as custodian for the benefit of his minor child, (iii) 23,750 shares of Class B common stock held of record by Mr. Stollmeyer’s spouse, (iv) 1,250 shares of Class B common stock held of record by Mr. Stollmeyer’s spouse as custodian for the benefit of her minor child, (v) 453,900 shares of Class B common stock held of record by Lori Ann Ryan, (vi) 849,541 shares of Class B common stock issuable pursuant to outstanding stock options held by Mr. Stollmeyer which are exercisable within 60 days of April 18, 2017, (vii) 218,689 shares of Class B common stock held pursuant to the proxy described below, (viii) 83,023 shares of Class A common stock held pursuant to the proxy described below, (ix) 28,402 shares of Class A common stock issuable pursuant to outstanding stock options held by Mr. Stollmeyer, which are exercisable within 60 days of April 18, 2017 and (x) 10,794 shares of our Class A common stock issuable upon the vesting and settlement of restricted stock units within 60 days of April 18, 2017. Lori Ann Ryan has granted Mr. Stollmeyer a proxy to vote the shares held of record by her pursuant to a voting agreement, which will terminate upon the earlier of (A) the ten year anniversary of the completion of our initial public offering, (B) a change of control of our company and (C) the agreement of the parties. Mr. Stollmeyer holds an irrevocable proxy to vote an aggregate of 218,689 shares of our Class B common stock and 83,023 shares of our Class A common stock held of record by certain of our stockholders.
(7)	Consists of (i) 315,092 shares of Class B common stock issuable pursuant to an outstanding stock option held by Mr. White, which are exercisable within 60 days of April 18, 2017, (ii) 19,881 shares of Class A common stock issuable pursuant to outstanding stock options held by Mr. White, which are exercisable within 60 days of April 18, 2017 and (iii) 7,556 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units within 60 days of April 18, 2017.
(8)	Consists of (i) 10,000 shares of Class A common stock held of record by Mr. Smith, (ii) 40,832 shares of Class B common stock issuable pursuant to an outstanding stock option held by Mr. Smith, which are exercisable within 60 days of April 18, 2017 and (iii) 13,333 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units within 60 days of April 18, 2017.

(9)	Consists of (i) 35,000 shares of Class B common stock issuable pursuant to an outstanding stock option held by Ms. Christie, which are exercisable within 60 days of April 18, 2017 and (ii) 13,333 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units within 60 days of April 18, 2017.
(10)	Consists of (i) 98,653 shares of Class A common stock held of record by Mr. Levine and (ii) 13,333 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units within 60 days of April 18, 2017.
(11)	Consists of (i) 3,009 shares of Class A common stock held of record by Mr. Mittal, (ii) 20,395 shares of Class A common stock issuable pursuant to outstanding stock options held by Mr. Mittal, which are exercisable within 60 days of April 18, 2017 and (iii) 3,238 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units within 60 days of April 18, 2017.
(12)	Consists of 13,333 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units within 60 days of April 18, 2017.
(13)	Consists of 9,596 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units within 60 days of April 18, 2017.
(14)	Consists of (i) 194,685 shares of Class A common stock held by our current executive officers and directors, (ii) 1,588,554 shares of Class B common stock held by our current executive officers and directors, (iii) 1,409,498 shares of Class B common stock issuable pursuant to outstanding options held by our current executive officers and directors, which are exercisable within 60 days of April 18, 2017, (iv) 85,008 shares of Class A common stock issuable pursuant to outstanding options held by our current executive officers, which are exercisable within 60 days of April 18, 2017, and (v) 90,722 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units within 60 days of April 18, 2017.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the SEC.  Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2016.

2016 Annual Report

Our financial statements for our fiscal year ended December 31, 2016 are included in our 2016 annual report, which we will make available to stockholders at the same time as this proxy statement.   You may also obtain a copy of our 2016 annual report, including the financial statements and the financial statement schedules, free of charge, by sending a written request to our Investor Relations department at MINDBODY, Inc., 4051 Broad Street, Suite 220, San Luis Obispo, California, 93401, Attention: Investor Relations.

Company Website

We maintain a website at www.mindbodyonline.com.  Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing MINDBODY’s filings on the SEC’s website at www.sec.gov.  You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Directions to Annual Meeting

Directions to our annual meeting, which is to be held at our offices located at 651 Tank Farm Road, San Luis Obispo, California 93401, are as follows:

From 101 N, take exit 198 onto S. Higuera Street, then turn right onto Tank Farm Road, and 651 Tank Farm Road is on the right.

From 101 S, take Exit 200 and turn left onto Los Osos Valley Road, then turn left onto S. Higuera Street, then turn right onto Tank Farm Road, and 651 Tank Farm Road is on the right.

From the San Luis Obispo Regional Airport, exit the airport and turn left onto Broad Street/CA-227, then turn left onto Tank Farm Road, and 651 Tank Farm Road is on the left.

STOCKHOLDER PROPOSAL DEADLINES FOR 2018 ANNUAL MEETING

Stockholder Proposals for Inclusion in Proxy Statement

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner.  For a stockholder proposal to be considered for inclusion in our proxy statement for our next annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than December 29, 2017.  In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  Proposals should be addressed to:

MINDBODY, Inc.

Attn: Corporate Secretary

4051 Broad Street, Suite 220

San Luis Obispo, California 93401

Stockholder Proposals and Director Nominations Not for Inclusion in Proxy Statement

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement and for stockholders to nominate directors for election at an annual meeting of stockholders.  In order to be properly brought before our 2018 annual meeting of stockholders, the stockholder must have given timely notice of such proposal or nomination, in proper written form.  To be timely for our 2018 annual meeting of stockholders, a stockholder’s notice of a matter that the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to our corporate secretary at our principal executive offices:

•	not earlier than February 12, 2018, and

•	not later than the close of business on March 14, 2018.

In the event that we hold our 2018 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2017 annual meeting, then such written notice must be received no later than the close of business on the 120th day before the 2018 annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to our 2018 annual meeting of stockholders, or

•	the 10th day following the day on which public announcement of the date of our 2018 annual meeting of stockholders is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.  To be in proper written form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our bylaws.  Notices should be addressed to:

MINDBODY, Inc.

Attn: Corporate Secretary

4051 Broad Street, Suite 220

San Luis Obispo, California 93401

For information on how to access our bylaws, please see the section entitled “Availability of Bylaws,” and for additional information regarding stockholder recommendations for director candidates, please see the section entitled “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to our Board.”

*********

We know of no other matters to be submitted at the 2017 annual meeting.  If any other matters properly come before the 2017 annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2017 annual meeting, regardless of the number of shares that you hold.  You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

San Luis Obispo, California
April 28, 2017

MINDBODY.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 14, 2017.

Vote by Internet

- Go to **www.envisionreports.com/MB**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1 and FOR Proposal 2.

1. Election of Directors:

	For	Withhold
01 - Court Cunningham	☐	☐
02 - Cipora Herman	☐	☐
03 - Eric Liaw	☐	☐

+

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2017 Annual Meeting of Stockholders or any adjournments or postponements thereof.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X +

02JQ2A

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 14, 2017:

The Notice, Proxy Statement and 2016 Annual Report are available at www.envisionreports.com/MB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — MINDBODY, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MINDBODY, INC. FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of MINDBODY, Inc. hereby appoints Richard Stollmeyer and Brett White, or each of them, as proxies and attorneys-in-fact of the undersigned, each with the power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote all of the shares of Class A common stock and Class B common stock that the undersigned is entitled to vote at the 2017 Annual Meeting of Stockholders of MINDBODY, Inc. (the "2017 Annual Meeting of Stockholders"), with all the powers which the undersigned would possess if personally present at the 2017 Annual Meeting of Stockholders to be held at the offices of MINDBODY, Inc. located at 651 Tank Farm Road, San Luis Obispo, California 93401 at 9:00 a.m., local time, on June 14, 2017 and at any adjournment or postponement thereof. Receipt of the Notice of the 2017 Annual Meeting of Stockholders and Proxy Statement and the 2016 Annual Report is hereby acknowledged.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2017 Annual Meeting of Stockholders or any adjournment or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2, AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.

(Items to be voted appear on reverse side.)